Exhibit 99.2

Silk Road Medical Announces Pricing of Upsized Public Offering

SUNNYVALE, Calif. – May 5, 2020 – Silk Road Medical, Inc. (Nasdaq: SILK) (“Silk Road Medical”), a company focused on reducing the risk of stroke and its devastating impact, today announced the pricing of an underwritten public offering of 6,808,154 shares of its common stock at a public offering price of $39.00 per share, before deducting underwriting discounts and commissions. 1,923,076 shares in the offering are being offered for sale by Silk Road Medical, and 4,885,078 shares are being offered for sale by certain selling securityholders. In addition, the selling securityholders have granted the underwriters a 30-day option to purchase up to an additional 1,021,223 shares of common stock at the public offering price, less the underwriting discounts and commissions. The gross proceeds from the offering to Silk Road are expected to be approximately $75 million. Silk Road Medical will not receive proceeds from the sale of its common stock by selling securityholders. The offering is expected to close on May 8, 2020, subject to the satisfaction of customary closing conditions.

Silk Road Medical intends to use the net proceeds from the offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by Silk Road Medical, to expand its sales force and operations, increase research and development activities, conduct or sponsor clinical studies and trials, lease new facilities, expand internationally, and to provide for working capital and other general corporate purposes. Silk Road Medical may use a portion of the net proceeds to repay debt or acquire complimentary products, technologies, intellectual property or businesses; however, Silk Road Medical currently does not have any agreements or commitments to complete any such transactions and is not involved in negotiations regarding such transactions.

J.P. Morgan and BofA Securities are acting as joint book-running managers of the offering. Citigroup is also acting as book-running manager. Stifel is acting as co-manager.

The public offering will be made pursuant to an automatic shelf registration statement on Form S-3 that was filed by Silk Road Medical with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on May 5, 2020. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained by contacting: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email: prospectus-eq_fi@jpmchase.com; or BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email: dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Silk Road Medical
Silk Road Medical, Inc. (NASDAQ: SILK), is a medical device company located in Sunnyvale, California, that is focused on reducing the risk of stroke and its devastating impact. The company’s flagship procedure, TransCarotid Artery Revascularization (TCAR), is clinically proven to treat blockages in the carotid artery at risk of causing a stroke.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements regarding an offering of Silk Road Medical’s common stock, the timing and size of the public offering and the anticipated use of the net proceeds from the offering. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include, among others, the risks described in Silk Road Medical’s preliminary prospectus supplement dated May 5, 2020, the accompanying prospectus dated May 5, 2020, and the documents incorporated in the prospectus supplement and the prospectus by reference. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Silk Road Medical disclaims any obligation to update these forward-looking statements.

Investors:
Lynn Lewis or Caroline Paul
Gilmartin Group
investors@silkroadmed.com

Media:
Michael Fanucchi
Silk Road Medical
mfanucchi@silkroadmed.com